EXHIBIT 10.1

AMENDMENT NO. 2

TO

INDEPENDENT CONTRACTOR AGREEMENT

This Amendment to Independent Contractor Agreement (this “Amendment”) is made and entered into as of this 15th day of June, 2006 between (i) Fischer Imaging Corporation, a Delaware corporation (the “Company”) and (ii) Steven L. Durnil (“Independent Contractor”).  The Company and Independent Contractor are referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Company and Independent Contractor entered into an Independent Contractor Agreement (the “Agreement”) as of December 2, 2005, which was amended as of March 7, 2006; and

WHEREAS, the Parties wish to amend certain provisions of the Agreement as set forth below in order to extend the term of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other valuable consideration, the Parties hereby agree as follows:

                Section 3 of the Agreement is hereby amended and replaced in its entirety as set forth below.  All other provisions in the Agreement remain unchanged.

3.             Effective Date and Term.  This Agreement shall be effective as of the Effective Date and shall continue in force thereafter until September 30, 2006, unless (i) extended for an additional period by the parties’ mutual written agreement, and/or (ii) earlier terminated pursuant to Section 8.

* * * * *

IN WITNESS WHEREOF, each of the Parties hereto has executed this Amendment as of the date first set forth above.

COMPANY:

FISCHER IMAGING CORPORATION

By:	/S/ GAIL SCHOETTLER
Name:	Gail Schoettler
Title:	Chair of the Board of Directors

INDEPENDENT CONTRACTOR:

/S/ STEVEN L DURNIL
Name:	Steven L. Durnil